Exhibit 99.1

Analog Devices Reports Fourth Quarter and Fiscal Year 2013 Results

NORWOOD, Mass.--(BUSINESS WIRE)--November 26, 2013--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its fiscal fourth quarter and fiscal year which ended November 2, 2013.

“Revenue for the fourth quarter increased 1% sequentially, a good result in an uncertain macroeconomic climate,” said Vincent Roche, President and CEO. “Operationally, the business performed well. Excluding special items, margins expanded relative to the prior quarter, operating cash flow was very strong at 42% of sales, and we returned $149 million to shareholders in the form of dividends and share repurchases.”

“Given the strength of our technology portfolio and customer relationships, we are optimistic about our future. However, in the near-term we are entering a slower seasonal period, with customer shutdowns and inventory reductions coinciding with the holidays in December and January. As a result, our plan is for revenue to decline in the first quarter compared to the prior quarter,” said Mr. Roche. “By reducing factory utilization rates and keeping expenses under tight control, we will be in a strong position for operating leverage when growth resumes.”

ADI also announced that its Board of Directors has declared a cash dividend of $0.34 per outstanding share of common stock. The dividend will be paid on December 17, 2013 to all shareholders of record at the close of business on December 6, 2013.

Results for the Fourth Quarter of Fiscal Year 2013

  Revenue totaled $678 million
  Gross margin was 65.6% of revenue
  Operating margin was 31.8% of revenue, excluding special items
  Diluted EPS was $0.62, excluding special items
  Cash flow from operations was $282 million, or 41.6% of revenue

Results for Fiscal Year 2013

  Revenue totaled $2.6 billion
  Gross margin was 64.3% of revenue
  Operating margin was 30% of revenue, excluding special items
  Diluted EPS was $2.15, excluding special items
  Free cash flow was $789 million, or 30% of revenue
  Repurchases of common stock and dividend payments to shareholders totaled $466 million

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the fourth quarter of fiscal year 2013, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the First Quarter of Fiscal Year 2014

The following statements are based on current expectations. These statements are forward- looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to decrease in the range of -5% to -10%
  Gross margin estimated to be between 64% and 65%
  Operating expenses estimated to decrease approximately $3 million to $226 million
  Tax rate estimated to be approximately 13%
  Diluted EPS estimated at $0.44 to $0.52

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the fourth quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 78682523, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other (income) expense, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Restructuring-Related Expenses. These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

Stock-based Compensation Expense. In the second quarter of fiscal 2013, following the death of the Company’s CEO, the Company recorded $6.3 million of stock-based compensation expense due to the accelerated vesting of restricted stock units in accordance with the terms of his restricted stock unit agreement. This stock-based compensation expense and the related tax effect have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP other (income) expense and non-GAAP diluted earnings per share:

Debt Extinguishment Costs. In the third quarter of fiscal 2013, the Company redeemed its outstanding 5.0% senior unsecured notes due July 1, 2014. The Company recognized a net loss on debt extinguishment of approximately $10.2 million, which was comprised of a make-whole premium, the recognition of unamortized proceeds received on an interest rate swap associated with the debt and the write off of unamortized debt issuance and discount costs. We excluded these costs from our non-GAAP measures because they are one time in nature and have no direct correlation to the operation of our business in the future.

Gain on Sale of Product Line. In the fourth quarter of fiscal 2013, the Company completed the sale of its microphone product line and recorded a gain of $85.4 million in non-operating income. We excluded the gain and related tax effect from our non-GAAP measures as these items have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items. In the third quarter of fiscal 2012, the Company recorded a $3.4 million tax benefit related to the release of a tax reserve for an expired tax year. In the first quarter of fiscal year 2013, the Company recorded a $6.3 million tax benefit related to the reinstatement of the R&D tax credit in January 2013, retroactive to January 1, 2012. In the second quarter of fiscal 2013, the Company recorded a $6.6 million tax benefit as a result of the reversal of prior period tax liabilities. In the third quarter of fiscal 2013, the Company recorded a $1.7 million tax benefit related to the release of a tax reserve for an expired tax year. In the fourth quarter of fiscal 2013, as a result of a ruling by the U.S. Tax Court in a matter not involving the Company, the Company recorded a potential liability for $36.5 million plus $4.6 million of interest related to its petition with the U.S. Tax Court regarding the beneficial tax treatment of dividends paid from foreign owned companies under The American Jobs Creation Act. The Company also recorded a $2.2 million tax benefit as a result of the reversal of prior period tax liabilities. Also in the fourth quarter of fiscal 2013, the Company completed the sale of its microphone product line, resulting in $26.7 million of income tax expense. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other (income) expense, and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other (income) expense, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other (income) expense, and non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, tax rate, and other financial results, expected production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Fourth Quarter, Fiscal 2013

Schedule A
Revenue and Earnings Summary (GAAP)
(In thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	4Q 13	3Q 13	4Q 12	FY 13	FY 12
	Nov. 2, 2013	Aug. 3, 2013	Nov. 3, 2012	Nov. 2, 2013	Nov. 3, 2012
Revenue	$678,133	$674,172	$694,964	$2,633,689	$2,701,142
Year-to-year change	-2%	-1%	-3%	-2%	-10%
Quarter-to-quarter change	1%	2%	2%
Cost of sales (1)	233,263	239,110	251,682	941,278	960,141
Gross margin	444,870	435,062	443,282	1,692,411	1,741,001
Gross margin percentage	65.6%	64.5%	63.8%	64.3%	64.5%
Year-to-year change (basis points)	180	-110	-50	-20	-190
Quarter-to-quarter change (basis points)	110	50	-180
Operating expenses:
R&D (1)	131,034	128,947	130,394	513,255	512,003
Selling, marketing and G&A (1)	98,197	97,773	97,609	396,233	396,519
Special charges	15,777	-	-	29,848	8,431
Total operating expenses	245,008	226,720	228,003	939,336	916,953
Total operating expenses percentage	36.1%	33.6%	32.8%	35.7%	33.9%
Year-to-year change (basis points)	330	-90	140	180	330
Quarter-to-quarter change (basis points)	250	-140	-170
Operating income	199,862	208,342	215,279	753,075	824,048
Operating income percentage	29.5%	30.9%	31.0%	28.6%	30.5%
Year-to-year change (basis points)	-150	-20	-190	-190	-530
Quarter-to-quarter change (basis points)	-140	190	-10
Other (income) expense	(82,650)	13,301	2,755	(62,248)	10,515
Income before income tax	282,512	195,041	212,524	815,323	813,533
Provision for income taxes	80,958	18,802	33,337	141,836	162,297
Tax rate percentage	28.7%	9.6%	15.7%	17.4%	19.9%
Net income	$201,554	$176,239	179,187	673,487	651,236

Shares used for EPS - basic	311,009	309,117	300,679	307,763	298,761
Shares used for EPS - diluted	317,216	315,307	307,954	314,041	306,191

Earnings per share - basic	$0.65	$0.57	$0.60	$2.19	$2.18
Earnings per share - diluted	$0.64	$0.56	$0.58	$2.14	$2.13

Dividends paid per share	$0.34	$0.34	$0.30	$1.32	$1.15

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,737	$1,672	$1,905	$6,593	$7,254
R&D	$5,721	$5,536	$6,124	$21,901	$23,169
Selling, marketing and G&A	$5,664	$5,539	$6,248	$28,392	$23,077

Analog Devices, Fourth Quarter, Fiscal 2013

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	4Q 13	3Q 13	4Q 12
	Nov. 2, 2013	Aug. 3, 2013	Nov. 3, 2012
Cash & short-term investments	$4,682,912	$4,450,293	$3,900,378
Accounts receivable, net	325,144	345,437	339,881
Inventories (1)	283,337	284,342	313,723
Other current assets	181,032	164,418	142,203
Total current assets	5,472,425	5,244,490	4,696,185
PP&E, net	508,171	492,421	500,867
Investments	21,180	20,056	30,242
Goodwill and intangible assets	312,664	309,198	312,605
Other	67,310	72,461	80,448
Total assets	$6,381,750	$6,138,626	$5,620,347

Deferred income on shipments to distributors, net	$247,428	$259,003	$238,541
Other current liabilities	323,084	232,806	286,538
Long-term debt, non-current	872,241	872,104	807,098
Non-current liabilities	199,421	131,477	122,811
Shareholders' equity	4,739,576	4,643,236	4,165,359
Total liabilities & equity	$6,381,750	$6,138,626	$5,620,347

(1) Includes $2,273, $2,126, and $2,517 related to stock-based compensation in 4Q13, 3Q13, and 4Q12, respectively.

Analog Devices, Fourth Quarter, Fiscal 2013

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended			Twelve Months Ended
	4Q 13	3Q 13	4Q 12	FY 13	FY 12
	Nov. 2, 2013	Aug. 3, 2013	Nov. 3, 2012	Nov. 2, 2013	Nov. 3, 2012
Cash flows from operating activities:
Net Income	$201,554	$176,239	$179,187	$673,487	$651,236
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	27,515	27,448	27,484	110,196	109,705
Amortization of intangibles	55	55	54	220	128
Stock-based compensation expense	13,122	12,747	14,277	56,886	53,500
Loss on extinguishment of debt	-	10,205	-	10,205	-
Gain on sale of investments	-	-	-	-	(1,231)
Gain on sale of product line	(85,444)	-	-	(85,444)	-
Noncash portion of special charges	-	-	-	-	219
Other non-cash activity	887	310	(1,417)	(185)	(3,187)
Excess tax benefit - stock options	(1,098)	(6,265)	(2,678)	(16,171)	(12,230)
Deferred income taxes	(6,558)	(739)	(5,696)	(17,699)	(9,801)
Changes in operating assets and liabilities	132,132	25	24,836	180,850	26,203
Total adjustments	80,611	43,786	56,860	238,858	163,306
Net cash provided by operating activities	282,165	220,025	236,047	912,345	814,542
Percent of total revenue	41.6%	32.6%	34.0%	34.6%	30.2%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(2,559,600)	(2,123,826)	(1,882,319)	(8,540,335)	(8,165,043)
Maturities of short-term available-for-sale investments	2,199,444	1,493,806	1,713,973	6,970,885	6,543,795
Sales of short-term available-for-sale investments	59,903	216,312	99,843	650,730	437,748
Additions to property, plant and equipment	(48,558)	(30,068)	(37,511)	(123,074)	(132,176)
Payments for acquisitions, net of cash acquired	-	(2,475)	-	(2,475)	(24,158)
Proceeds from sale of product line	100,000	-	-	100,000	-
Proceeds related to sale of investments	-	-	-	-	1,506
Increase in other assets	(1,591)	(1,540)	(447)	(5,657)	(1,362)
Net cash used for investing activities	(250,402)	(447,791)	(106,461)	(949,926)	(1,339,690)

Cash flows from financing activities:
Proceeds from long-term debt	-	493,880	-	493,880	-
Payment of senior unsecured notes	-	(392,790)	-	(392,790)	-
Early termination of swap agreements	-	-	-	-	18,520
Proceeds from derivative instruments	-	10,952	-	10,952	-
Term loan repayments	-	-	(33,625)	(60,108)	(56,500)
Dividend payments to shareholders	(105,938)	(104,923)	(91,372)	(405,955)	(344,701)
Repurchase of common stock	(42,809)	-	(20,831)	(60,529)	(161,046)
Proceeds from employee stock plans	44,399	89,653	80,528	306,277	191,730
Excess tax benefit - stock options	1,098	6,265	2,678	16,171	12,230
Contingent consideration payment	(1,913)	-	-	(5,665)	(1,991)
Increase (decrease) in other financing activities	4,696	(10,643)	(1,125)	(2,790)	(7,869)
Net cash (used for) provided by financing activities	(100,467)	92,394	(63,747)	(100,557)	(349,627)
Effect of exchange rate changes on cash	725	(191)	845	1,394	(1,492)

Net (decrease) increase in cash and cash equivalents	(67,979)	(135,563)	66,684	(136,744)	(876,267)
Cash and cash equivalents at beginning of period	460,068	595,631	462,149	528,833	1,405,100
Cash and cash equivalents at end of period	$392,089	$460,068	$528,833	$392,089	$528,833

Analog Devices, Fourth Quarter, Fiscal 2013

Schedule D
Revenue Trends by End Market
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Nov. 2, 2013				Aug. 3, 2013	Nov. 3, 2012
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$312,984	46%	0%	2%	$313,849	$306,267
Automotive	130,981	19%	9%	19%	120,567	110,349
Consumer	94,516	14%	-6%	-31%	100,348	136,555
Communications	139,652	21%	0%	-2%	139,408	141,793
Total Revenue	$678,133	100%	1%	-2%	$674,172	$694,964

	Twelve Months Ended
	Nov. 2, 2013					Nov. 3, 2012
	Revenue	%*	Y/Y %			Revenue
Industrial	$1,219,798	46%	-2%			1,246,380
Automotive	481,803	18%	4%			463,927
Consumer	403,649	15%	-13%			464,103
Communications	528,439	20%	0%			526,732
Total Revenue	$2,633,689	100%	-2%			$2,701,142

* The sum of the individual percentages does not equal the total due to rounding

Analog Devices, Fourth Quarter, Fiscal 2013

Schedule E
Revenue Trends by Product Type
The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	Nov. 2, 2013				Aug. 3, 2013	Nov. 3, 2012
	Revenue	%*	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$306,187	45%	2%	0%	$300,484	$307,252
Amplifiers / Radio Frequency	176,538	26%	-1%	1%	177,451	174,521
Other analog	92,405	14%	0%	-18%	92,278	112,083
Subtotal Analog Signal Processing	575,130	85%	1%	-3%	570,213	593,856
Power management & reference	44,226	7%	-3%	-3%	45,611	45,808
Total Analog Products	$619,356	91%	1%	-3%	$615,824	$639,664
Digital Signal Processing	58,777	9%	1%	6%	58,348	55,300
Total Revenue	$678,133	100%	1%	-2%	$674,172	$694,964

	Twelve Months Ended
	Nov. 2, 2013					Nov. 3, 2012
	Revenue	%*	Y/Y %			Revenue
Converters	$1,180,072	45%	-1%			$1,192,064
Amplifiers / Radio Frequency	682,759	26%	-2%			697,687
Other analog	372,281	14%	-6%			397,376
Subtotal Analog Signal Processing	2,235,112	85%	-2%			2,287,127
Power management & reference	172,920	7%	-5%			182,134
Total Analog Products	$2,408,032	91%	-2%			$2,469,261
Digital Signal Processing	225,657	9%	-3%			231,881
Total Revenue	$2,633,689	100%	-2%			$2,701,142

* The sum of the individual percentages does not equal the total due to rounding

Analog Devices, Fourth Quarter, Fiscal 2013

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	4Q 13	3Q 13	4Q 12	FY 13	FY 12
	Nov. 2, 2013	Aug. 3, 2013	Nov. 3, 2012	Nov. 2, 2013	Nov. 3, 2012

GAAP Operating Expenses	$245,008	$226,720	$228,003	$939,336	$916,953
Percent of Revenue	36.1%	33.6%	32.8%	35.7%	33.9%
Restructuring-Related Expense	(15,777)	-	-	(29,848)	(5,836)
Stock-Based Compensation Expense	-	-	-	(6,273)	-
Non-GAAP Operating Expenses	$229,231	$226,720	$228,003	$903,215	$911,117
Percent of Revenue	33.8%	33.6%	32.8%	34.3%	33.7%

GAAP Operating Income/Margin	$199,862	$208,342	$215,279	$753,075	$824,048
Percent of Revenue	29.5%	30.9%	31.0%	28.6%	30.5%
Restructuring-Related Expense	15,777	-	-	29,848	5,836
Stock-Based Compensation Expense	-	-	-	6,273	-
Non-GAAP Operating Income/Margin	$215,639	$208,342	$215,279	$789,196	$829,884
Percent of Revenue	31.8%	30.9%	31.0%	30.0%	30.7%

GAAP Other (Income) Expense	$(82,650)	$13,301	$2,755	$(62,248)	$10,515
Percent of Revenue	-12.2%	2.0%	0.4%	-2.4%	0.4%
Gain on Sale of Product Line	85,444	-	-	85,444	-
Loss on Extinguishment of Debt	-	(10,205)	-	(10,205)	-
Non-GAAP Other (Income) Expense	$2,794	$3,096	$2,755	$12,991	$10,515
Percent of Revenue	0.4%	0.5%	0.4%	0.5%	0.4%

GAAP Diluted EPS	$0.64	$0.56	$0.58	$2.14	$2.13
Impact of Loss on Extinguishment of Debt	-	0.02	-	0.02	-
Impact of Gain on Sale of Product Line	(0.19)	-	-	(0.19)	-
Restructuring-Related Expense	0.05	-	-	0.08	0.01
Impact of the Reversal of Prior Period Tax Liabilities	(0.01)	-	-	(0.03)	-
Stock-Based Compensation Expense	-	-	-	0.01	-
Impact of Tax Reserve	0.13	-	-	0.13	-
Impact of the Reinstatement of the R&D Tax Credit	-	-	-	(0.02)	-
Impact of Expired Tax Statute	-	(0.01)	-	(0.01)	(0.01)
Non-GAAP Diluted EPS (1)	$0.62	$0.57	$0.58	$2.15	$2.13

(1) The sum of the individual per share amounts may not equal the total due to rounding

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
Director of Investor Relations
781-461-3491 (fax)
investor.relations@analog.com